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                                                                  Exhibit 10.4


                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, made this first (1st) day of January 1995 by and between AEL Leasing Co., Inc., and American Commercial Credit Corp. (hereinafter called "Company") and Vincent A. Faino (hereinafter called "Officer").

                                   Background

The Company is presently engaged primarily in the business of equipment leasing and commercial lending. The Officer is presently serving as Senior Vice President, Marketing and Sales, of the Company; and President, American Legal Funding.

During the course of his employment by the Company, the Officer has acquired valuable experience, knowledge, expertise, and management skills. It is the desire of both the Company and the Officer that the employment relationship existing between them continue to the mutual benefit of each.

                             W I T N E S S E T H :

1. Employment and Duties. The Company hereby employs the Officer to perform such duties as may be determined and assigned to him by his immediate supervisor.

2. Performance. The Officer agrees to devote all of his working time and best efforts to the performance of his duties as Senior Vice President, Marketing and Sales, of the Company; and President, American Legal Funding, and to the performance of other such duties as are assigned to him from time to time by his immediate supervisor.

3. Term. Except in the case of earlier termination, as hereinafter specifically provided, the term of this Agreement shall be from January 1, 1995, through December 31, 1995; provided, however, that this Agreement shall be extended by one calendar day for each expired calendar day after January 1, 1995, until December 31, 1995, with the alternate termination of this Agreement not later than December 31, 1996. Notwithstanding the foregoing extension of the Agreement, the Company and the Officer may mutually agree to renegotiate this Agreement or enter into a new Agreement after December 31, 1995.

4. Compensation. Compensation, wherever used in this Agreement, shall mean all base compensation and all earned incentive compensation.

    (a) For all the services to be rendered by the Officer in any capacity hereunder, including services as an officer, member of any committee, or any other duties assigned to him by his immediate supervisor, the Company agrees to pay the Officer a base salary of $80,000 per annum, payable in equal semi-monthly installments on the fifteenth (15th) and last day of each month. The Company, at its option, may increase the Officer's compensation at any time at its convenience.

    (b) The Company further agrees to pay the Officer incentive compensation according to the following program:

        (b-1) HAI Super Hurdle

        (b-1) Phantom Stock Plan

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        (b-3) Originations

            .000300 of Monthly Accounts Payable up to $100,000,000

            .000315 of Monthly Accounts Payable over $100,000,000

            Payment will be made monthly in conjunction with the pay period following the final determination of accounts payable for the month.

        (b-3) Profit

            .005 of Monthly Profit After Tax and GAAP Adjustments up to
            $3,200,000

            .006 of Monthly Profit After Tax and GAAP Adjustments over
            $3,200,000

            Payment will be made monthly in conjunction with the pay period following the final determination of profit after tax and GAAP adjustments for the month.

        (b-4) Portfolios

            $3,000 for each $5,000,000 of cash advances generated by the Officer

    (c) It is understood that the minimum combined base and incentive compensation, exclusive of the HAI Super Hurdle, paid to the Officer will be $100,000 per year.

    Note: Projected earnings at budgeted volume and budgeted profit and assuming attainment of Hurdle bonus = $138,000.

5. Life Insurance. The Officer agrees that the Company, at its discretion, may apply for and procure in its own name and for its own benefit, life insurance in any amount or amounts considered advisable and that the Officer shall have no right, title, or interest therein; and, further, he agrees to submit to any reasonable medical or other examination and to execute and deliver any application or other instrument, in writing, necessary to effectuate such insurance.

6. Business Expenses. Consistent with established Company policy, the Company will compensate the Officer for his eligible business expenses to include: travel, meals, and miscellaneous expenses incurred locally; and travel, meals, lodging, and miscellaneous expenses incurred while the Officer is away on business. Such reimbursement shall be made by the Company upon submission of a signed statement by the Officer itemizing such expenses.

7.  Termination.

    (a) Voluntary Company Termination: The Company may terminate this Agreement at any time upon two (2) months' notice to the Officer; and the Company shall be obligated to pay the Officer two (2) months' compensation plus one (1) month's compensation pro-rated for each two (2) years of continuous service as an Officer (vice president or above) of the Company or any affiliated sister company, up to a maximum of ten (10) additional months' compensation. A month's compensation shall be determined as the greater of:

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        (1) The combined total of one-sixth (1/6) of the base compensation which was paid to the Officer during the prior six (6) month period and one-twelfth (1/12) of any incentive compensation which was paid to the Officer during the prior twelve (12) month period or

        (2) The combined total of one-sixth (1/6) of the base compensation which was paid to the Officer during the prior six-month period and a pro rata share, based upon the number of full weeks worked, of any incentive compensation due and owing for the year in which the Officer is terminated.

        If the Officer is separated by the Company in accordance with Paragraph 7(a), it is expressly understood that it is not a termination of employment as defined in 7(c) herein.

    (b) Voluntary Officer Termination: The Officer may terminate this Agreement at any time upon two (2) months' notice to the Company, and the Company shall be obligated to pay to the Officer two (2) months' compensation. A month's compensation shall be determined as defined in 7(a).

    (c) Involuntary Company Termination: The Company may also terminate this Agreement on one (1) day's notice, if the termination is for any of the following employment-related causes, and, in that event, the Company shall not be obligated to pay the Officer any further compensation:

        (c-1) Willful failure or refusal of the Officer to adequately perform the duties and obligations of his employment, if such willful failure or refusal is determined upon review by an arbitration committee of three (3) Officers appointed by the Chief Human Resources Officer.

        (c-2) Any breach by the Officer of the provisions of this Agreement, if such breach is determined upon review by an arbitration committee of three (3) Officers appointed by the Chief Human Resources Officer.

        (c-3) Conviction of the Officer for any felony or other criminal offense involving dishonesty or moral turpitude which is related to his employment with the Company or to his duties as an Officer.

        (c-4) Other just cause, if such just cause is determined upon review by an arbitration committee of three (3) Officers appointed by the Chief Human Resources Officer.

8.  Death.

    (a) In the event of the Officer's death during the term of this Agreement, it shall terminate immediately. Unless the Officer has left a different designation on file with the Company, the Officer's surviving spouse or, if there is no surviving spouse, the minor children (to include all children who are full-time students regardless of age) or, if there are no surviving children, the Officer's estate shall be entitled to receive six (6) months' compensation due the Officer. A month's compensation shall be determined as defined in paragraph 7(a). This compensation shall be paid in equal monthly installments, commencing the first of the month following the Officer's death, and shall be paid proportionately over a period of eighteen (18) months.

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        (b)   In addition, should the Officer at any time die while a party to this Agreement, the Company shall pay within three (3) months after the date of the Officer's death, a death benefit of Five Thousand Dollars ($5,000.00) to the Officer's surviving spouse or, if there is no surviving spouse, to the surviving children in equal shares or, if there are no surviving children, to the Officer's estate, unless the Officer has left a different designation on file with the Company.

    9. Disability. If, during the term of this Agreement, the Officer should fail to perform his duties hereunder on account of illness or other incapacity, and such illness or incapacity shall continue for a period of six (6) months, the Company shall have the right to terminate this Agreement. In that event, the Company shall be obligated to pay the Officer his compensation up to the date of termination. Such compensation may be reduced by the amount of any proceeds received by the Officer from any Company-funded program such as disability insurance, Worker's Compensation, or Social Security, during the six (6) month period.

    10. Discontinuance of Business. If, during the term of this Agreement, the Company should involuntarily discontinue or interrupt the operation of its business for a period of one (1) month, this Agreement shall automatically terminate without further liability on the part of either the parties hereto.

    11. Restrictions.

        (a)   The Officer acknowledges that:

              (a-1) During the course of his employment with the Company and during the term of this Agreement, the Officer has and shall continue to have access to learn, be provided with, prepare, or create Confidential Information, all of which is of substantial value to the Company's business and the disclosure of which would be harmful to the Company.

              (a-2) In the event, either during the term of this Agreement or any time thereafter, the Officer should disclose to any other person or entity any such Confidential Information, use for the Officer's own benefit or for the benefit of any other person or entity any such Confidential Information, or make copies or notes of any such Confidential Information except as may be required in the normal course of the Officer's duties, such conduct would be inconsistent with and a breach of the confidence and trust inherent in the Officer's position with the Company, unless such information has already become common knowledge, or unless the Officer is compelled to disclose such information by governmental process.

        (b) During the term of this Agreement, the Officer agrees to devote all of his working time and best efforts to further the interests of the Company, and he shall not directly or indirectly, alone or as a partner, officer, director, or stockholder of any other institution, be engaged in any other commercial activity whatsoever, or continue or assume any other corporate affiliations without the consent of the Board of Directors of the Company.

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              EXCEPTION: It shall not be deemed a violation of this Agreement for the Officer to engage in independent consulting activities including Corporate Directorships for third party companies and individuals, and to retain the compensation therefore for his individual use, providing such consultation does not involve services and advice given to any firm or company on the activities and business of this Company or any of its subsidiaries or affiliates, and further provided such consultation is not with a customer or competitor of the Company without the prior written approval of the Board of Directors of Company. It is further understood that such consulting shall be on personal time.

        (c)   The Officer acknowledges:

              (c-1) The Company's products and services are highly specialized items.

              (c-2) The Company has a proprietary interest in the identity of its customers and customer lists.

              (c-3) During the term of this Agreement, the Officer will have access to and become familiar with various trade secrets and highly confidential information of the Company, including but not necessarily limited to, documents and information regarding the Company's services, systems, lease and financing programs, re-marketing programs, sales, pricing, costs, specialized requirements of customers, prospective applicants for employment, current employees, information recorded on present or past credit applications, current or past financing vehicles or products by and between the Company and the banking community or related community, internal managerial accounting systems, and information systems. The Officer acknowledges that such confidential information and trade secrets are owned and shall continue to be owned solely by the Company.

        (d) The Officer covenants to the Company that for a period of one (1) year following the date of Termination of Employment, as defined in Paragraph 7 of this Agreement, he shall not, either directly or indirectly, or through any person or other entity, or by any other means:

              (d-1) Use confidential information or trade secrets for any purpose whatsoever or divulge such information to any person other than the Company or persons to whom the Company has given consent, unless such information has already become common knowledge, or unless the Officer is compelled to disclose such information by governmental process.

              (d-2) Directly or indirectly solicit or sell any of the Company's products or services to any person, company, firm, or corporation who is or was a customer of the Company (customer is defined as dealer, manufacturer, vendor, borrower, lessee, or any other person or entity who deals with the Company in its normal course of business) at the time of termination of the Officer's employment. The Officer agrees not to solicit such customers on behalf of himself or any other person, company, firm, or corporation.

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        (e)   In the event that a court of competent jurisdiction determines that the provisions of paragraph 11(c) and 11(d), or any part thereof, are invalid or unenforceable by reason of overly broad territorial or excessive time restrictions or otherwise, then the parties to the Agreement request such court to modify such restrictions or paragraph to the extent necessary in order that the same shall be valid and enforceable and to enforce the same to that extent.

        (f) Upon his separation of employment for any reason, the Officer shall immediately deliver to the Company all documentation and other property which belongs to the Company which pertains to the business or financial affairs of the Company.

        (g) The parties to this Agreement acknowledge that any breach, violation, or default by the Officer of the provisions contained in paragraphs 11(d) and 11(f) of this Agreement would result in irreparable harm and damage to the Company, which harm and damage would be extremely difficult to quantify and, accordingly, the Officer consents to the jurisdiction of a court of equity and (1) the entry of an injunction, temporary or permanent, enjoining the Officer from competing with the Company in violation of the provisions of paragraph 11(d) hereof, and (2) the entry by said court of an order requiring the Officer to deliver to the Company documentation or other property which belongs to the Company as required in paragraph 11(f).

12. Benefits. The Company agrees to provide the Officer during the term of this Agreement such additional benefits, commonly known as "employee benefits," which are generally extended by the Company to its Officers. Notwithstanding the foregoing and provided the Officer remains employed by the Company, all employee benefits received by the Officer at the time of the effective date of this Agreement shall be maintained throughout the term of this Agreement, unless expressly prohibited by law or unless any or all such employee benefits are discontinued, decreased, or in any way modified by the Company for all Officers, for all persons serving in a capacity similar to that of the Officer, or for all employees of the Company. Employee benefits include, but are not limited to, holidays, vacations, health insurance, life/accidental death insurance, long-term disability insurance, short-term disability benefits, expense supplement plan, educational assistance program, employee assistance program, health maintenance organization, sick leave, Christmas cash bonus, and service recognition awards. Any intended modification of employee benefits as defined herein will be in writing.

13. Stock Options. If this Agreement is terminated for any reason, the Company will extend to the Officer a period of sixty (60) calendar days, during which the Officer shall have the right to exercise any stock options, in whole or in part, as may have been granted under the Horrigan American, Inc., Stock Option Agreements.

14. Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

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15. Arbitration. Any controversy arising from or related to this Agreement shall be determined by arbitration in the City of Reading in accordance with the rules of the American Arbitration Association, and judgment upon any such determination or award may be entered in any court having jurisdiction.

16. Notice. Any and all notices referred to herein shall be sufficient if furnished in writing and sent by registered mail to the representative parties at the address subscribed below following their signatures to this Agreement.

17. Assignment. The rights and benefits of the Company under this Agreement shall be transferable, and all covenants and agreements hereunder shall inure to the benefits of and be enforceable by or against its successors and assigns.




     --------------------------------              --------------------------
     AEL Leasing  Co., Inc.                        Officer
     American Commercial Credit Corp.
     Flying Hills Corporate Center
     Reading, Pennsylvania  19607